SADLERGIBB
& ASSOCIATES, LLC
CERTIFIED PUBLIC ACCOUNTANTS

June 16, 2016

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Re: Nexus BioPharma, Inc. (fka:Plata Resources, Inc.)

We have read the statements made by Nexus BioPharma, Inc. (fka:Plata Resources, Inc.) included under Item 4.01 of Form 8-K/A Amendment No. 1 dated June 9, 2016 and agree with such statements as far as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC